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                          SMITH BARNEY INVESTMENT TRUST
                                 AMENDMENT NO. 8
                                       TO
              THE FIRST AMENDED AND RESTATED MASTER TRUST AGREEMENT

     AMENDMENT NO. 8 to the First Amended and Restated Master Trust Agreement dated as of February 28, 1998 (the "Agreement") of Smith Barney Investment Trust (the "Trust"), made as of the 31st day of January 2002.

                                   WITNESSETH:
                                   ----------

     WHEREAS, Article VII, Section 7.3 of the Agreement provides that the Agreement may be amended at any time, so long as such amendment does not adversely affect the rights of any shareholder and so long as such amendment is not in contravention of applicable law, including the Investment Company Act of 1940, as amended (the "1940 Act"), by an instrument in writing signed by an officer of the Trust pursuant to a vote of a majority of the Trustees; and

     WHEREAS, the Trustees have the authority under Section 4.2 (d) of the Agreement to liquidate any particular Sub-Trust (as defined in the Agreement) subject to the approval of a majority of the outstanding voting Shares (as defined in the Agreement) of the Sub-Trust, as defined in the 1940 Act; and

     WHEREAS, on July 18, 2001, a majority of the Trustees voted to authorize the liquidation of the Sub-Trust designated as the "Smith Barney U.S. 5000 Index Fund" (the "Fund"), which consists of two classes of shares designated as Smith Barney Shares and Citi Shares, and effective upon such liquidation, to abolish the Fund in accordance with Section 4.1 of the Agreement; and

     WHEREAS, on January 18, 2002, the shareholders of the Fund approved the liquidation and abolishment of the Fund; and

     WHEREAS, the undersigned has been duly authorized by the Trustees to execute and file this Amendment No. 8 to the Agreement; and

     NOW, THEREFORE, the Agreement is hereby amended as follows:

1. The first paragraph of Article IV, Section 4.2 of the Agreement is hereby amended to read in pertinent part as follows:

"Section 4.2 Establishment and Designation of Sub-Trusts. Without limiting the
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authority of the Trustees set forth in Section 4.1 to establish and designate any further Sub-Trusts and classes, the Trustees hereby establish and designate the following Sub-Trusts and classes thereof: Smith Barney Intermediate Maturity California Municipals Fund, Smith Barney Intermediate Maturity New York Municipals Fund, Smith Barney Large Capitalization Growth Fund, Smith Barney S&P 500 Index Fund and Smith Barney Mid Cap Core Fund, each of which, except for Smith Barney S&P 500 Index Fund, shall consist of one class designated as Class A, and solely with respect to the Smith Barney S&P 500 Index Fund a class designated as Smith Barney Shares, and

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solely with respect to Smith Barney Intermediate Maturity California Municipals
Fund, Smith Barney Intermediate Maturity New York Municipals Fund, Smith Barney Large Capitalization Growth Fund and Smith Barney Mid Cap Core Fund, additional classes designated as Class B, Class L and Class Y shares, and solely with respect to the Smith Barney S&P 500 Index Fund a class designated as Citi Shares, and solely with respect to Smith Barney Mid Cap Core Fund, Smith Barney Large Capitalization Growth Fund and Smith Barney S&P 500 Index Fund an additional class designated as Class Z shares; and solely with respect to the Smith Barney Mid Cap Core Fund, an additional class designated as Class 1 shares. The Shares of such Sub-Trusts and classes thereof and any Shares of any further Sub-Trust or classes that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Sub-Trust or class at the time of establishing and designating the same) have the following relative rights and preferences:"

     The undersigned hereby certifies that the Amendment set forth above has been duly adopted in accordance with the provisions of the Agreement.

     IN WITNESS WHEREOF, the undersigned has hereto set his hands as of the day and year first above written.

                                               Smith Barney INVESTMENT TRUST



                                               By:
                                                  ------------------------------
                                               Name:  Michael Kocur
                                               Title: Assistant Secretary